Filed Pursuant to Rule 424(b)(3)

Registration No. 333-150687

Prospectus Supplement No. 3 dated July 7, 2010

(to Prospectus dated April 15, 2010)

25,350,000 SHARES

CURRENCYSHARES® RUSSIAN RUBLE TRUST

This Prospectus Supplement No. 3 amends and supplements our prospectus dated April 15, 2010 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated April 27, 2010 (“Prospectus Supplement No. 1”) and Prospectus Supplement No. 2 dated June 9, 2010 (with Prospectus Supplement No. 1, the “Prospectus Supplements”).

Under “Creation and Redemption of Shares,” the third sentence in the third full paragraph on page 25 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of July 7, 2010, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., Knight Clearing Services, LLC and Nomura Securities International, Inc. have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

All other portions of the Prospectus, as amended by the Prospectus Supplements, shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is July 7, 2010